Exhibit 8(f)(2)

                         THE CHASE MANHATTAN BANK, N.A.

                                HONG KONG BRANCH

               Schedule of Charges for Securities in Safe Custody

                             Effective July 1, 1978

Charges shall be levied in accordance with the following scale for securities in Safe Custody irrespective of whether these are used to secure banking facilities or not:-

Transaction Charge
------------------

A.    On Deposits of stocks, shares, bonds, etc:-

      On each board lot of part thereof deposited ......... HK$             5-
      Minimum ............................................. HK$            10-
      Maximum per day, per account, per stock ............. HK$         1,000-
      (payable at time of deposit)

B. On Deposits of title deeds, leases, sealed packages, wills, insurance policies and other documents, the minimum charge is HK$50- on each item payable in advance.

C.    On Withdrawal of stocks, shares, bonds, etc:-

      A charge of HK$2.50 will be levied on each board lot or part thereof withdrawn which were deposited prior to July 1, 1975 (No maximum charge).

      No withdrawal charge will be levied on share certificate after July 1, 1975.

Safe Custody Charge
-------------------

A semi-annual safe custody charge shall be levied in accordance with the following scale, to be calculated on portfolios as at June 1 and December 1 :-

      12 cents per board lot or part thereof calculated on small board lots:-

      Minimum ........................... HK$    37.50 per portfolio
      Maximum ........................... HK$ 1,250.00 per portfolio

Dividend Collection Charge
--------------------------

A commission of 1/2% will be deducted from each dividend paid on scrip registered in the name of a bank nominee company.

      Minimum Charge .................... HK$     5-
      Maximum ........................... HK$ 2,500-


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Securities Statement Charge
---------------------------

Securities statement is provided twice a year free of charge.
Additional statement requested and be charged at HK$25.00 each.